Exhibit 4.1                                            Form of Subscription Agreement

New Energy Technologies, Inc.

SUBSCRIPTION AGREEMENT

The Offer and Sale of up to 10,000,000 Shares of Common Stock In Accordance with the Prospectus Dated <>, 2010

Offering Price - $<> per share

            In order to purchase shares of common stock, $.001 par value per share (the “Shares”) of New Energy Technologies, Inc., a Nevada corporation (the “Company”), as described in, and in accordance with, the Prospectus dated _________, 2010 (the “Prospectus”) accompanying this Subscription Agreement, a prospective investor must complete and sign this Subscription Agreement.

1.  Number of Shares subscribed for: ______________________________________________

2.  Payment tendered (number of Shares subscribed for multiplied by $<>): _______________

Payments can be made in cash or by check, bank draft or postal express money order payable to New Energy Technologies, Inc. or by wire transfer of funds as follows:

FORWARD THIS SUBSCRIPTION AGREEMENT TO NEW ENERGY TECHNOLOGIES, INC. AT:

3905 NATIONAL DRIVE

SUITE 110

BURTONSVILLE, MARYLAND 20866

Attention: President and Chief Executive Officer

In connection with the offer and sale of the Shares, the Company reserves the right, in its sole discretion, to reject any subscription in whole or in part for any reason whatsoever notwithstanding the tender of payment at any time prior to its acceptance of any subscriptions.

This Subscription Agreement does not constitute an offer to sell or a solicitation of any offer to buy any Shares by anyone in any jurisdiction in which such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

The shares have not been registered in the State of Florida.  The sale of the shares pursuant to this Subscription Agreement in the State of Florida shall be voidable by the Purchaser within three days after the receipt of consideration from such purchaser by New Energy Technologies, Inc.   Florida residents hereby represent that they have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in New Energy Technologies, Inc. and they are able to bear the economic risk to such investment.

SIGNATURE PAGE TO THE NEW ENERGY TECHNOLOGIES, INC.

SUBSCRIPTION AGREEMENT

_____________________________                          _____________________________

Signature                                                                                 Date

____________________________                            _____________________________

Print Name of Purchaser                                                         Soc. Sec. or Tax ID No.

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Address for Delivery of Shares

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Telephone Number                                                                              Facsimile Number

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Email Address